Exhibit 10.1

EMPLOYMENT AGREEMENT

THIS AGREEMENT (“Agreement”) is by and between INX Inc., a Delaware corporation with principal offices at 11757 Katy Freeway, Houston, Texas 77079 (“Company”), and Philip Rydzewski (“Employee”), an individual residing at 1221 St. Emilion Court, Southlake Texas  76092, and is effective December 29, 2010.

In consideration of Employee’s employment by Company and any additional compensation or benefits that Company may now or from time to time bestow upon Employee, Employee and Company agree as follows:

1. Employment. Company hereby employs Employee subject to the terms hereof, and Employee hereby accepts such employment upon such terms.

2. Compensation. Employee shall be compensated by Company during the Term (as hereinafter defined), as set forth in Attachment “A” attached hereto and made a part hereof. Any and all compensation, bonus programs, commission programs and stock incentive programs which are paid or which arise incident to the employment relationship created by this Agreement are discretionary and may be changed from time to time at the sole discretion of Company.

3. Duties, Responsibilities.  Employee's employment hereunder shall be in the capacity of Senior Vice President and Chief Financial Officer. In such capacity, Employee shall report to the Chief Executive Officer with a dotted line reporting responsibility to the Executive Chairman.  In such capacity, Employee shall oversee, guide, and direct the accounting, finance and treasury functions of the Company, and perform such duties as are prescribed for such office in the Company’s Bylaws and as may from time to time be prescribed by the Company’s Board of Directors. Employee shall perform diligently and to the best of his ability his duties hereunder in accordance with any lawful instructions, rules, regulations or policies made or adopted by the Company’s Board of Directors, including those applicable to the Company’s employees generally. During the Term, Employee shall devote his full time, and best efforts and skills to the business and interests of the Company, do his utmost to further enhance and develop the Company’s best interests and welfare, and endeavor to improve his ability and knowledge of the Company’s business, particularly as it relates to his duties hereunder, in an effort to increase the value of his services for the mutual benefit of the parties hereto. Employee shall truthfully, completely and accurately make, maintain and preserve all records and reports that Company may from time to time request or require.  At all times during the Term, Employee shall project a positive and professional image on behalf of the Company.

4. Outside Business Interests. Employee agrees to faithfully devote all of his time, energy, and skill to his employment with Company on a full-time basis for at least forty (40) hours per week. Employee shall not, while employed hereunder, be engaged in any other business activity that interferes with Employee’s ability to execute the duties of his position with the Company effectively, unless consented to in writing by Company. Notwithstanding the foregoing, Employee may engage in passive personal investments and charitable activities, in each case that do not interfere with the business and affairs of Company or interfere with the performance of Employee’s duties to Company.

Employee represents and warrants to Company that this Agreement, the performance of his obligations under this Agreement or the employment relationship between Company and Employee under this Agreement do not and will not violate or conflict with any non-competition (as pertaining to being employed by a competitor), non-solicitation (as pertaining to customers), non-interference (as pertaining to employees, agents or servants) or confidentiality agreement (as pertaining to trade secrets and other confidential information), or any other obligation to which Employee is subject. Employee also represents and warrants to Company that he will not use the trade secrets or other confidential information of former employers or others in connection with his employment by Company.

5. Fiduciary Duties. Employee acknowledges and agrees that during his employment with Company Employee owes a fiduciary duty of loyalty, fidelity and allegiance to act at all times in the best interests of Company.  During his employment with Company, Employee agrees to not act or fail to act in any manner that would injure the business, interests, or reputation of Company or any of its affiliates.  Additionally, during his employment with Company, Employee agrees to immediately disclose to the Company's Chief Executive Officer, Executive Chairman or Board of Directors all information and business opportunities pertaining to the business of Company and any of its affiliates learned of by Employee while employed by Company.

6. Dishonesty. If at any time Employee becomes aware, or believes, that any other employee, agent or servant of Company, or any third party, is or appears to be (a) removing, concealing, transferring or using any property or funds of Company for the benefit of anyone other than Company or (b) divulging, providing or otherwise disseminating in any manner not authorized by Company any of Company’s Confidential Information (as defined in the Confidentiality, Development and Non-Interference Agreement (“Confidentiality Agreement”) to be executed by Employee concurrently herewith) to any third person not authorized by Company to possess such Confidential Information, Employee shall immediately communicate his knowledge or belief as to such matters to the Company’s Chief Executive Officer, Executive Chairman or Board of Directors.

7. Restrictive Covenants. Employee agrees that the following covenants are reasonable and necessary to protect Company’s interests, including but not limited to its trade secrets and other confidential information, and therefore agrees to the following covenants which are agreed to be ancillary to the Confidentiality Agreement to be executed by Employee concurrently herewith. Employee agrees as follows:

(a)  The Confidentiality Agreement is incorporated herein by reference for all pertinent purposes and such Confidentiality Agreement and all of its terms and provisions shall be deemed a part hereof and shall be enforceable hereunder separate and distinct from its enforceability as a separate agreement, e.g., it shall be enforceable as a separate and distinct agreement as well as being enforceable as a part hereof; and Employee further agrees that he will not, while at any time employed by Company and for a period of eighteen (18) months following the termination of such employment, whether as an individual, or in any capacity, directly or indirectly; (i) in competition with Company directly solicit or sell or knowingly participate in any active way concerning a sale of products or services similar to Company’s products or services to any customer or client which Employee at any time solicited or sold for Company; (ii) induce or attempt to induce any distributor, vendor, representative, agent or contractor of Company to terminate or modify its business relationship with Company; (iii) induce or attempt to induce any of (x) Company’s customers or clients or (y) individuals or entities who/which have been customers or clients of Company within the 12 months preceding termination of the Term, to terminate or in any way modify its business relationship with Company; or (iv) solicit, divert or take away, or attempt to solicit, divert or take away, from Company, any individuals or entities who  (x) are Company’s customers or clients or (y) who/which have been customers or clients of Company within the 12 months preceding termination of the Term with Company;

(b)  In addition to the covenants made in Section 7 (a) above, for a period of twelve (12) months following termination of the Term Employee, will not, in competition with Company, directly solicit or sell products or services similar to Company’s products or services to any customer or client of Company; and

(c)  Enforcement of the above Sections 7 (a) and 7 (b) are the only practical means of enforcing this Section 7 and of enforcing the Confidentiality Agreement.  Employee agrees that enforcement of this Section 7 is necessary to protect Company’s goodwill and other business interests.  This Section 7 shall be deemed ancillary to the Confidentiality Agreement.  Employee agrees that all of the provisions of this Agreement and the Confidentiality Agreement are valid and enforceable as written and according to their respective terms.

8. Assignment. This Agreement applies to Company and its subsidiaries, affiliates, successors, assigns and associated companies. Company may assign this Agreement at any time without notice (but Employee cannot). This Agreement is personal to Employee and no individual or entity shall have any interest in same except Employee, personally, on the one hand, and Company and its subsidiaries, affiliates, successors, assigns and associated companies, on the other hand.

9. Savings Clause - Non-Waiver. The failure of Company to at any time enforce any provision hereof shall never be construed to be a waiver of such provision or of the right of Company to enforce each and every provision hereof at any time. In the event any Section, paragraph, provision or clause, or any combination of same hereof shall be found or held to be unenforceable at law or in equity, or under any ordinance, statute or regulation, such finding or holding shall not in any way affect the other paragraphs, provisions and clauses which shall remain in full force and effect.

10. Governing Law - Venue. This Agreement shall be governed by the internal laws, and not the law of conflicts, of the State of Texas. Venue respecting any litigation arising from this Agreement and/or Employee’s employment with Company shall, at Company’s option, be properly laid only in a court of competent jurisdiction in Dallas County, Texas, or such other venue as shall be mutually agreed between Company and Employee. Each party hereto acknowledges and agrees that it has had the opportunity to consult with its own legal counsel in connection with the negotiation of this Agreement and that it has bargaining power equal to that of the other party hereto in connection with the negotiation, execution and delivery of the Agreement. Accordingly, the parties hereto agree that the rule of contract construction that an agreement shall be construed against the drafter shall have no application in the construction or interpretation of this Agreement.

11. Termination. Employee’s period of employment by Company (the “Term”) may be terminated at any time by either party, with or without cause.  However, in any case in which the Company terminates the employment relationship without cause, Company shall pay Employee severance equal to six (6) months of his then current Salary, plus an additional two (2) months of his then current Salary for each full year of employment with the Company prior to the date of such termination, with payment to be made in accordance with the Company’s regular payroll practices over the term of the severance (less applicable payroll deductions).  Employee shall be required to execute a full release of claims against Company in order to receive the severance.  For purpose of this section, “Cause” shall mean that Employee has:  (a) been indicted or convicted of a felony or a crime involving moral turpitude; (b) committed a material intentional and unauthorized disclosure of Company’s Confidential Information to a third party; (c) committed or been accused by the Company, upon a reasonable basis, of knowingly committing an act of fraud, embezzlement or theft of Company property in excess of $1,000; or (d) willfully failed to perform his job duties after having been notified in writing of such failure and given 30 days in which to cure such failure (unless the cure cannot be done within 30 days, in which case Employee must make substantial progress towards curing it). The covenants and agreements of Employee set forth in Section 7 are of a continuing nature and shall survive the expiration, termination of the Term of this Agreement and Employee’s employment with Company regardless of the reason(s) for such termination or cancellation.

12. Consideration For This Agreement.  In addition to the continued employment of the Employee by Company, and in addition to the mutual covenants and promises of the parties contained herein, Company shall, within fifteen (15) days after the execution of this Agreement by both parties, grant to Employee the shares of unregistered restricted stock to be issued effective on the effective date of employment as provided for in Attachment “A” hereto as additional and special consideration to support the covenants and agreements of Employee contained herein. Such consideration is paid for both this Agreement and the Confidentiality Agreement.

13. Defamation and Privacy. Employee shall refrain, both during and after termination of the Term, from publishing, uttering or otherwise disseminating any oral or written statements about Company or its officers, directors, employees, agents or representatives that are slanderous, libelous, or otherwise defamatory; or that disclose private or confidential information about Company or its business affairs, officers, directors, employees, agents or representatives that Employee knows or should know is injurious to Company; or that constitute an intrusion into the seclusion or private lives or business affairs of Company or its officers, directors, employees, agents or representatives that Employee knows or should know is injurious to Company; or that give rise to unreasonable publicity about the private business affairs of Company or its officers, directors, employees, agents or representatives; or that place Company or any of its officers, directors, employees, agents or representatives in a false light before the public; or that constitute a misappropriation of the name or likeness of Company or its officers directors, employees, agents or representatives. Likewise, Company shall refrain, both during and after termination of the Term, from publishing, uttering or otherwise disseminating any oral or written statements about Employee that are slanderous, libelous, or otherwise defamatory; or that disclose private or confidential information about Employee or his business affairs, that Company knows or should know is injurious to Employee; or that constitute an intrusion into the seclusion or private life or business affairs of Employee that Company knows or should know is injurious to Employee; or that give rise to unreasonable publicity about the private business affairs of Employee; or that place Employee in a false light before the public; or that constitute a misappropriation of the name or likeness of Employee.  A violation or threatened violation of this prohibition may be enjoined by any court of competent jurisdiction without necessity of posting bond.  The rights afforded Company and Employee under the provision of this Section 13 are in addition to any and all rights and remedies otherwise afforded by law or by this Agreement or the Confidentiality Agreement.

14. Entire Agreement. This Agreement (including all written amendments and/or modifications hereto and all documents ancillary hereto) constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and it is expressly agreed that no representations, promises, warranties or understandings, express or implied, other than set forth herein or referred to herein, shall be binding on either party with respect to the subject matter hereof. The Confidentiality Agreement is ancillary to, and deemed a part of, this Agreement. None of the provisions hereof shall be waived, altered or amended unless in writing signed by the parties.

15. Indemnification.

Employee (including his heirs, personal representatives, executors and administrators) shall be covered under any directors’ and officers’ liability insurance policy purchased by the Company.  In addition to the insurance coverage provided for in this Section 15, the Company shall hold harmless and indemnify the Employee (and his heirs, executors and administrators) to the fullest extent permitted under applicable law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director, officer, employee, agent or fiduciary of the Company (whether or not he continues to be a director, officer, employee, agent or fiduciary thereof at the time of incurring such expenses or liabilities), or by reason of any action or inaction on the Employee’s part while serving in any such capacity, such expenses and liabilities to include, but not be limited to, losses, damages, judgments, investigation costs, court costs and attorneys’ fees and the cost of reasonable settlements unless such action or inaction constituted willful gross misconduct on the part of Employee.

16. Employee’s Certification. Employee HEREBY CERTIFIES THAT:

(A) EMPLOYEE RECEIVED A COPY OF THIS AGREEMENT AND THE CONFIDENTIALITY AGREEMENT FOR REVIEW AND STUDY BEFORE HE WAS ASKED TO EXECUTE THEM;

(B) EMPLOYEE HAS READ SUCH AGREEMENTS CAREFULLY;

(C) EMPLOYEE HAS HAD SUFFICIENT OPPORTUNITY BEFORE HE EXECUTED SUCH AGREEMENTS TO ASK QUESTIONS ABOUT NOT ONLY COMPANY, BUT ALSO THE PROVISIONS OF SUCH AGREEMENTS AND THAT IF HE ASKED SUCH QUESTIONS HE RECEIVED COMPLETE AND SATISFACTORY ANSWERS TO SAME;

(D) EMPLOYEE HAS BEEN AFFORDED THE OPPORTUNITY TO DISCUSS AND REVIEW THIS EMPLOYMENT AGREEMENT AND THE CONFIDENTIALITY AGREEMENT WITH AN ATTORNEY OF HIS CHOICE;

(E) EMPLOYEE UNDERSTANDS WHAT HIS RIGHTS ARE UNDER SUCH AGREEMENTS AS WELL AS HIS OBLIGATIONS, ESPECIALLY THE ANCILLARY COVENANTS; AND

(F) EMPLOYEE HAS READ AND UNDERSTANDS EACH AND EVERY PROVISION OF THIS AGREEMENT AND DOES HEREBY ACCEPT AND AGREE TO THE SAME.

IN WITNESS WHEREOF, Employee has, on the date set forth below, affixed his hand and Company has caused this Agreement to be executed by a duly authorized officer, on the date set forth below.

Employee:
Date: December 29, 2010

Philip Rydzewski, an individual

Company:
Date: December 29, 2010

James H. Long Executive Chairman

Attachment “A”

To Employment Agreement

“Salary” shall be not less than twenty thousand eight hundred thirty three and 33/100 dollars per month ($250,000 per year) during the Term, payable in accordance with Company’s standard pay policies and procedures, which currently provide for a semi-monthly payroll period. Pay shall be prorated for any partial pay period, if any.

In addition to Salary, a quarterly and annual bonus shall be paid, the amount, if any, and terms of which, shall be set from time to time in writing by the Compensation Committee of the Board of Directors of the Company.  The initial "target" bonus for "at plan" performance shall be forty percent (40%) of annual salary, and based upon the current bonus plan can vary from zero to as much as two times "at plan" amount based upon actual performance as compared to "plan".

In addition to the above cash compensation, the Company will issue sixty thousand (60,000) shares of unregistered, restricted common stock of the Company, which shares shall vest one fifth ratably (1/5th annually) over a period of five (5) years commencing upon the first anniversary of the date hereof.  Such shares will also immediately vest upon the occurrence of a “change in control” of the Company, which term shall mean the Company closing on a transaction in which it is no longer a publicly traded company, or a single entity, person or group acting in concert acquiring more than thirty-five percent (35%) of the total outstanding shares of common stock of the Company.

In addition to the above, total compensation will include the additional compensation set forth on the Offer Letter between the parties hereto dated December 29, 2010, including the Paid Time Off, Additional Benefits Sign-On Bonus, and Restatement Project Bonus set forth therein.